UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ancora Alternatives LLC (“Ancora Alternatives”), together with the other participants named herein, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (the “Company”). From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced herein, recent articles or other materials. The materials disclosed herein may be posted to the Ancora Alternatives campaign website at www.movenscforward.com.

Item 1: From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to the materials that are reproduced below.

Exhibit 1:

The Brotherhood of Maintenance of Way Employes Division of the International Brotherhood of Teamsters Determines that a Change in Leadership is Needed At Norfolk Southern

Sees No Reason to Support the Current Administration at Norfolk Southern

April 25, 2024 09:45 AM Eastern Daylight Time

NOVI, Mich.--(BUSINESS WIRE)--The Brotherhood of Maintenance of Way Employes Division of the International Brotherhood of Teamsters (“BMWED-IBT”) today announced that it has determined a change in leadership at Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern”) is necessary.

Tony Cardwell, President of BMWED-IBT, commented:

“The BMWED-IBT, after more than a year of non-committal hedging on reasonable, needed changes and untenable shakiness in management at Norfolk Southern, has determined that a change in leadership is needed for the freight rail carrier and its employees.

Following yesterday’s earnings call and a reasonably constructive meeting with a potential new leadership team, our Brotherhood has determined that a change at the top would be the best course of action for BMWED-IBT members.

For many months since East Palestine, the BMWED has not been able to get assurances from the current leadership to implement needed policy and procedural changes to prevent such tragedies from reoccurring.

At this juncture, seeing no path forward, we see no reason to support the current administration at Norfolk Southern.”

Contacts

Zachary Wood
Director of Strategic Coordination and Research
BMWED-IBT
(248) 662-2614
zwood@bmwe.org

Exhibit 2:

Teamsters union endorses activist Ancora in Norfolk Southern proxy fight

CNBC

By Rohan Goswami

April 25, 2024

•	The BMWED Teamsters said the railroad union would back activist Ancora and its seven director nominees in a proxy contest at Norfolk Southern.

•	Winning labor support is key to both activist and management efforts to convince shareholders of their individual plans for the troubled railroad.

•	Labor support is divided at Norfolk, with the Teamsters backing Ancora and AFL-CIO supporting management.

Activist Ancora on Thursday won the support of the BMWED Teamsters in the investor’s efforts to oust Norfolk Southern CEO Alan Shaw and a majority of the railroad’s 13-person board.

The labor group said it would back the activist’s seven director nominees over Norfolk Southern management, a significant endorsement in an industry unusually dependent on union support.

The support from the BMWED Teamsters, whose members build and maintain the track infrastructure that keeps Norfolk Southern trains moving, amounts to a sharp rebuke of CEO Alan Shaw and Norfolk Southern’s board.

“The BMWED-IBT, after more than a year of non-committal hedging on reasonable, needed changes and untenable shakiness in management at Norfolk Southern, has determined that a change in leadership is needed for the freight rail carrier and its employees,” BMWED Teamsters president Tony Cardwell said.

Labor support is now divided between management and activists. Earlier this month, the American Federation of Labor and Congress of Industrial Organizations wrote to Norfolk Southern shareholders and said it’s supporting management over Ancora. The union said it was concerned Ancora’s plan would lead to understaffing, among other things.

Maintaining positive relationships with labor is crucial for prospective management, given that more than half of U.S. railroad employees belong to a union. The threat of a national railroad strike over paid sick days prompted presidential and congressional intervention in 2022, for example.

Norfolk Southern management has argued that Ancora’s plan to implement precision railroading, or PSR, and streamline operations, would damage the railroad’s relationship with customers, regulators, and labor groups. The Teamsters’ backing would suggest that some union members think the opposite.

“At this juncture, seeing no path forward, we see no reason to support the current administration at Norfolk Southern,” Cardwell said.

Norfolk Southern and Ancora have been locked in a proxy contest for several months. Ancora seeks to install former UPS  COO Jim Barber as CEO, with former CSX executive Jamie Boychuk as his chief operating officer. Both executives are former union members, Boychuk noted Thursday.

“It’s a tremendous vote of confidence to gain the support of the BMWED Teamsters—they are going to be a critical partner as we work to build a more efficient, safer, and sustainable railroad,” Barber said in a press release.

The activist has argued that Norfolk Southern has mishandled the fallout from a high-profile derailment in East Palestine, Ohio and that the company’s operating plan is unworkable.

Norfolk Southern says it has full confidence in CEO Shaw and his turnaround plan. The company has received the support of key regulators in Washington. It’s also added two new directors and hired a new COO, John Orr, whom the company says is already driving service improvements.

Much will hinge on which side the influential proxy advisors decide to back. The support of proxy advisors ISS and Glass Lewis will be key to institutional shareholders’ decisions.

Some have already come out in support of Ancora. Neuberger Berman, for example, is backing the activist and said that Norfolk Southern had a history of poor governance and that a boardroom change was needed.

Norfolk Southern’s shareholder meeting is scheduled for May 9.

Exhibit 3:

Exhibit 4:

Exhibit 5:

Exhibit 6:

MOVE NSC FORWARD

CASE FOR CHANGE | PROPOSED DIRECTORS | PROPOSED MANAGEMENT | PLAN OVERVIEW | RESOURCES & FILINGS | HOW TO VOTE

Plan Overview
The combined experience of our proposed directors and management team can take Norfolk Southern from Worst to First.

New leadership can implement our PSR-Powered Scheduled Network Strategy to regain trust, reestablish reliability and unlock enhanced value for all stakeholders:

- **Service** – Customer-focused, based on reliable service with excellent value.
- **Cost Control** – Manage costs targeted at creating network operating leverage.
- **Asset Utilization** – Focus on velocity and asset turnover, thereby creating additional capacity.
- **Safety-First Culture** – The well-being of our people, business partners and community.
- **Human Capital** – People are your #1 asset; ensure you provide recognition and development.

Item 2: On April 25, 2024, Ancora Alternatives sent the following communication to shareholders.

Item 3: On April 25, 2024, Ancora Alternatives published the following press release.

Ancora Receives Support from the Brotherhood of Maintenance of Way Employees Division of the International Brotherhood of Teamsters For A Change in Leadership at Norfolk Southern

Following Engagement with Proposed CEO Jim Barber and Proposed COO Jamie Boychuk, the BMWED Teamsters Decides to Express Its Opposition to the Current Leadership of Norfolk Southern

The BMWED Teamsters Concludes That the Most Reasonable Path Forward For Its Members is A Change in Leadership

April 25, 2024 09:45 AM Eastern Daylight Time

CLEVELAND--(BUSINESS WIRE)--Ohio-based Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), which owns a large equity stake in Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”), today announced that its seven candidates (the “Shareholder Slate”) for election to the Company’s 13-member Board of Directors (the “Board”) have received support from the Brotherhood of Maintenance of Way Employees Division of the International Brotherhood of Teamsters (“BMWED Teamsters”). The nominees have collectively expressed their gratitude to the union.

Following the BMWED Teamsters’ announcement, proposed CEO Jim Barber stated: “It’s a tremendous vote of confidence to gain the support of the BMWED Teamsters – they are going to be a critical partner as we work to build a more efficient, safer and sustainable railroad. With all that the BMWED Teamsters’ members have riding on a successful turnaround of Norfolk Southern, I’m glad that we were able to meet, speak and align on fundamental principles about how we’re going to move Norfolk Southern forward.”

Proposed COO Jamie Boychuk added: “Both Jim Barber and I are former union members. We started our careers with union membership – Jim at UPS and me at Canadian National Railway. We’re excited about the opportunity to collaborate with the BMWED Teamsters, and all Norfolk Southern employees, to deliver sustainable, long-term value creation for our shareholders and stakeholders.”

The 2024 Annual General Meeting of Norfolk Southern is scheduled for May 9, 2024. Shareholders of Norfolk Southern are advised to carefully read the proxy statements that are available at www.SEC.gov or www.MoveNSCForward.com. Questions can be directed to Ancora’s proxy solicitor, DF King, by calling 1-866-227-7300. The Board of Norfolk Southern has 13 members. Ancora has nominated seven candidates for the Board and is seeking a majority because it believes that is the least-disruptive, highest-certainty path to installing qualified management and implementing a PSR strategy, the same strategy that has led to substantial operational improvements at all other publicly-traded Class I Railroads.

***

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. For more information about Ancora, please visit https://ancora.net.

Advisors

Cadwalader, Wickersham & Taft LLP is serving as legal advisor, with Longacre Square Partners LLC serving as communications and strategy advisor and D.F. King & Co., Inc. serving as proxy solicitor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern”), has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Ancora Alternatives LLC (“Ancora Alternatives”), and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Ancora Alternatives and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora Alternatives or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora Alternatives that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora Alternatives nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Ancora Alternatives does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW.MOVENSCFORWARD.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Contacts

Longacre Square Partners
Greg Marose / Joe Germani, 646-386-0091
MoveNSCForward@longacresquare.com

D.F. King & Co., Inc.
Edward McCarthy
212-229-2634
MoveNSCForward@dfking.com